ACQUISITION AGREEMENT

THIS AGREEMENT dated for reference July 15, 2000, is between Interface E.com, Inc., a Nevada company of 711 S. Carson Street, #4, Carson City, Nevada, 89701, and fax care of (604) 664-0671 ("Interface"); and Kristina Solem and Ross Ivers, both of 1000 Great West Road, Brentford, Middlesex, England, and fax 44 (0)208 263 5647(the "Principals"); and Gambrook Limited, an Irish company of Gardener House, Wilton Place, Dublin 2, Ireland, and fax 44 (0)208 263 5647 ("Gambrook").

WHEREAS Interface has agreed to finance the development of Gambrook's business and the Principals have agreed to transfer all of their shares in Gambrook to Interface, FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree that:

                                 INTERPRETATION

1.   The definitions in the recitals are part of this agreement.

2.   In this agreement:

     a. "Business Plan" means the business plan of ViaPay Technologies Limited dated July, 2000.

     b.   "Closing" means the day on which this agreement is signed.

     c. "Financing" means $12 million for the development of ViaPay Technologies' business according to the Business Plan.

     d. "Principals' Shares" means two ordinary shares of Gambrook, of which the Principals each own one.

     e.   "$" means United States dollars unless otherwise indicated.

                     TERMS AND CONDITIONS OF THE ACQUISITION

Acquisition of Gambrook

3. The Principals will transfer the Principals' Shares to Interface immediately after the Closing so that Interface becomes the sole shareholder of Gambrook as of the Closing.

4.   As consideration for the transfer, Interface will arrange the Financing.

The Financing

5. Interface will raise the Financing by offering 2 million of its shares of common stock at $6.00 per share under Regulation S of the United States Securities Act of 1933 or other available registration exemption and will advance the proceeds to ViaPay Technologies. ViaPay Technologies will use the proceeds to develop its business as described in the Business Plan.

                         REPRESENTATIONS AND WARRANTIES

The Principals

6.   The Principals represent and warrant that:

     a. They own the Principals' Shares free of any claim or potential claim by any person and have the authority to transfer the Principals' Shares as described in this agreement.

     b.   They do not have any right to acquire additional shares of Gambrook.

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Acquisition Agreement                                                      2 / 3


     c. Nothing in the Business Plan is proprietary to their employers or former employers or any other person, and their providing their expertise and services to Gambrook is not an infringement of intellectual property rights owned by any person or company.

     d. They have the legal capacity and authority to make and perform this agreement.

Gambrook

7.   Gambrook represents and warrants that:

     a. It owns, directly or indirectly through subsidiaries, ViaPay Technologies Limited of United Kingdom.

     b. The Business Plan truly and accurately reflects the business of ViaPay Technologies.

     c.   The Principals have paid in full for the Principals' Shares.

     d. It has the legal capacity and authority to make and perform this agreement.

     e. It has not incurred any liabilities or entered into any contracts involving its business that are not already disclosed in writing to Interface.

     f. It has conducted no other business except the business that is described in the Business Plan.

     g.   It owns its business free of any claims by any other party.

     h. No claims against it are before any court or regulatory authority or are pending or threatened, and it is not aware of any ground for any claim that might succeed.

                                OTHER PROVISIONS

8.   Time is of the essence of this agreement.

9. This agreement is governed by the laws of British Columbia and must be litigated in the courts of British Columbia.

10. Any notice that must be given or delivered under this agreement must be in writing and delivered by hand to the address or transmitted by fax to the fax number given for the party on page 1 and is deemed to have been received when it is delivered by hand or transmitted by fax unless the delivery or transmission is made after 4:00 p.m. or on a non-business day where it is received, in which case it is deemed to have been delivered or transmitted on the next business day. Any payments of money must be delivered by hand or wired as instructed in writing by the receiving party. Any delivery other than a written notice or money must be made by hand at the receiving party's address.

11. The Principals may not assign this agreement or any part of it to another party.

12. Any amendment of this agreement must be in writing and signed by the parties.

13. This agreement enures to the benefit of and binds the parties and their respective successors, heirs and permitted assignees.

14. No failure or delay of Interface in exercising any right under this agreement operates as a waiver of the right. Interface's rights under this agreement are cumulative and do not preclude Interface from relying on or enforcing any legal or equitable right or remedy.

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15.  If any provision of this agreement is illegal or unenforceable under any law, then it is severed and the remaining provisions remain legal and enforceable.

16. This agreement may be signed in counterparts and delivered to the parties by fax, and the counterparts together are deemed to be one original document.

THE PARTIES' signatures below are evidence of their agreement.

Interface E.com, Inc.                           The Principals:


/s/ Feliberto Gurat, Jr.                        /s/ Kristina Solem
-------------------------------                 -------------------------------
Authorized signatory                            Kristina Solem
August 18, 2000                                 July 31, 2000


Gambrook Ltd.                                   /s/ Ross Ivers
                                                -------------------------------
                                                Ross Ivers
/s/ Kristina Solem                              July 31, 2000

/s/ Ross Ivers
-------------------------------
Authorized signatory
July 31, 2000